EXHIBIT 5.1

Locke Liddell & Sapp LLP
Attorneys & Counselors

2200 Ross Avenue Suite 2200 Dallas, Texas 75201-6776	Austin • Dallas • Houston • New Orleans	(214)740-8000 Fax: (214) 740-8800 www.lockeliddell.com

May 11, 2004

Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401

Re: Registration Statement on Form S-8 for Registration of 2,500,000 shares of Common Stock of Trinity Industries, Inc.

Gentlemen:

     We have acted as counsel to Trinity Industries, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities” Act”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission, of the offer and sale of up to 2,500,000 shares of Common Stock, par value $1.00 per share (the “Common Stock”), pursuant to the Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, as amended (the “Option Plan”).

     In connection therewith, we have (i) examined (a) the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and the Bylaws, as amended (the “Bylaws”), of the Company, (b) the corporate proceedings of the Company with respect to the adoption of the Option Plan and the granting of awards thereunder, (c) the Registration Statement, and (d) such other documents as we have deemed necessary for the expression of the opinion contained herein, and (ii) investigated such matters of law as we have deemed relevant or necessary in rendering this opinion.

     We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Certificate of Incorporation, Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent verification of their accuracy.

Trinity Industries, Inc.
May 11, 2004

     Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the 2,500,000 shares of Common Stock covered by the Registration Statement, which may be issued from time to time in accordance with the terms of the Option Plan, have been duly authorized for issuance by the Company, and, when so issued in accordance with the terms and conditions of the Option Plan and any related stock option agreement or other applicable agreement, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the federal laws of the United States of America, and, to the extent relevant to the opinion expressed herein, the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution, in each case as currently in effect, and judicial decisions reported as of the date hereof and interpreting the DGCL and such provisions of the Delaware Constitution.

     This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify the opinions expressed herein.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. By so consenting, we do not thereby admit that our firm’s consent is required by Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ LOCKE LIDDELL & SAPP LLP

Locke Liddell & Sapp LLP